Exhibit 99.1
Superior Industries Completes
Restructuring Of Its Chrome Plating Operation
Impairment Charge Was Included in 2005 Financial Results
     VAN NUYS, CALIFORNIA — June 16, 2006 — Superior Industries International, Inc. (NYSE:SUP) today announced the layoff of approximately 225 employees at its chrome plating facility in Fayetteville, Arkansas in connection with the Company’s previously announced decision to restructure this business. The plant’s bright polish operation was not affected by today’s announcement.
     “The recent shift in the market to less expensive bright finishing processes has significantly reduced the sales outlook for our chromed products,” said President and Chief Executive Officer Steven Borick.
     Superior recorded a pretax impairment charge of $7.9 million in the fourth quarter of 2005 related to its chrome plating business.
About Superior Industries
     Superior supplies aluminum wheels and other aluminum automotive components to Ford, General Motors, DaimlerChrysler, Audi, BMW, Isuzu, Jaguar, Land Rover, Mazda, MG Rover, Mitsubishi, Nissan, Subaru, Toyota, and Volkswagen. For additional information, visit www.supind.com.
Forward-Looking Statements
     This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.